                                                                    Exhibit 4.56

                             INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (this "Agreement") is made and entered into as of September 16, 2005, by and between ROYAL BANK OF CANADA, a Canadian chartered bank, "Royal Bank", and The Rockside Foundation, an Ohio non-profit corporation ("Rockside").

                                    RECITALS

     A. Pine Valley Mining Corporation, a British Columbia company ("PV"), Falls Mountain Coal Inc., a British Columbia company ("FMC"), Pine Valley Coal Ltd., an Alberta company ("PVC") (together, the "Grantors") and Royal Bank (the "Lender") are parties to that certain Credit Agreement dated for reference September 8, 2005, (as the same may be amended, extended, renewed, replaced, restated, or otherwise modified from time to time, the "Royal Bank Credit Agreement'), pursuant to which Royal Bank agreed to make loans and otherwise extend credit to or for the account of the Grantors.

     B. In connection with the Royal Bank Credit Agreement, FMC and PVC (called the "Grantors") entered into General Security Agreements with Royal Bank (the "Royal Bank Security Documents"), pursuant to which the Grantors granted to Royal Bank, a security interest in all of the property of the Grantors.

     C. The Grantors and Rockside are parties to that certain Credit Facility Agreement dated as of November 26, 2004 and amended on December 22, 2004 and September 16, 2005 (together the "Rockside Credit Agreement"), pursuant to which Rockside has agreed to make loans and otherwise extend credit to or for the account of the Grantors.

     D. In connection with the Rockside Credit Agreement, the Grantors entered into that certain Security Agreement dated as of November 26, 2004 (the "Rockside Security Document"), pursuant to which the FMC and PVC granted to Rockside a security interest in all of the property of the Grantors.

     E. Royal Bank and Rockside have entered into a Subordination and Postponement Agreement dated September 16, 2005, with respect to the Postponement by Rockside of debt owed to it by the Grantors, and desire to enter into this Agreement to establish and clarify their respective rights and priorities, including, without limitation, the priorities of their respective security interests and liens in certain real and personal property of the FMC and PVC.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Terms used in this Agreement that are defined in the BC PPSA have the meanings given to them in the PPSA, including, without limitation, the following which are capitalized herein: Account, Chattel Paper, Document of Title, Equipment, Instrument, Inventory, Proceeds, Securities. As used in this Agreement, the following terms have the following meanings:

     "CLAIMS" means the Royal Bank Claims and the Rockside Claims.

     "COLLATERAL" means all tangible and intangible personal property of the Grantors, including, without limitation, its Accounts, Chattel Paper, Documents of Title, Equipment, Instruments, Inventory, Proceeds, Securities and all Proceeds of any thereof.

     "CREDITORS" means Royal Bank and Rockside.

     "ENFORCEMENT ACTION" means, with respect to any Collateral: (i) repossessing, selling, leasing or otherwise disposing of all or any part of such Collateral, or exercising notification or collection rights with respect to all or any portion thereof, or attempting or agreeing to do so;
     (ii) commencing the enforcement with respect to such Collateral of any of the default remedies under any of such Creditor's Financing Documents, the PPSA or other applicable laws; (iii) appropriating, setting off, or applying any part or all of such Collateral in the possession of, or coming into the possession of, such Creditor or its agent or bailee, to such Creditor's Claim.

     "ENFORCEMENT PERIOD" means, with respect to the Claims of any Creditor, any period of time commencing upon the occurrence of any default with respect to such Claim that

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     permits such Creditor to take any of the Enforcement Actions, and continuing until either (i) the final payment or satisfaction in full of such Creditor's Claims, or (ii) the Creditors agree in writing to terminate such Enforcement Period.

     "FINANCING DOCUMENTS" means the Royal Bank Financing Documents and the Rockside Financing Documents.

     "PPSA" means the Personal Property Security Act, R.S.B.C. 1996, C. 359 and any regulations thereunder and any amendments thereto;

     "ROCKSIDE CLAIMS" means all present and future indebtedness and liability, absolute or contingent, direct or indirect of the Grantors or any of them to Rockside including all claims for principal and interest pursuant to the Rockside Credit Agreement (including interest accruing after the commencement of a bankruptcy proceeding by or against the Grantors), or for reimbursement in connection with amounts paid under letters of credit, or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, arising under the Rockside Financing Documents, whether arising under contract, in tort or otherwise.

     "ROCKSIDE FINANCING DOCUMENTS" means the Rockside Credit Agreement, the Rockside Security Document and all other documents, instruments and agreements, whether now or hereafter existing, evidencing, documenting or securing the Rockside Claims, as the same may be amended, extended, renewed, replaced, restated, or otherwise modified from time to time.

     "ROCKSIDE PRIORITY COLLATERAL" means all Collateral other than the Royal Bank Priority Collateral.

     "ROYAL BANK CLAIMS" means all present and future indebtedness and liability, absolute or contingent, direct or indirect of the Grantors or any of them to Royal Bank including all claims for principal and interest pursuant to the Royal Bank Credit Agreement (including interest accruing after the commencement of a bankruptcy proceeding by or against the Grantors), or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, arising under the Royal Bank Financing Documents, whether arising under contract, in tort or otherwise.

     "ROYAL BANK FINANCING DOCUMENTS" means the Royal Bank Credit Agreement, the Royal Bank Security Documents and all other documents, instruments and agreements, whether now or hereafter existing, evidencing, documenting or securing the Royal Bank Claims, as the same may be amended, extended, renewed, replaced, restated, or otherwise modified from time to time.

     "ROYAL BANK PRIORITY COLLATERAL" means all right, title or interest of any of the Grantors in or to any and all of the following assets and properties now owned or at any time hereafter acquired by any of the Grantors or in which any of the Grantors now has or at any time in the future may acquire any right, title or interest: (i) all Accounts; (ii) all Chattel Paper arising from the sale of Inventory; (iii) all Documents existing in connection with the sale of Inventory; (iv) all Instruments arising from the sale of Inventory; (v) all Inventory including without limitation the right to coal licenses and other Intangibles; (vi) all books and records pertaining to the assets and properties described in clauses (i) through
     (v); and (vii) to the extent not otherwise included, all Proceeds of any and all of the foregoing.

2. NO THIRD-PARTY BENEFICIARIES. All undertakings, agreements, representations and warranties contained in this Agreement are solely for the benefit of Rockside and Royal Bank and there are no other parties (including, without limitation, the Grantors) who are intended to be benefited in any way by this Agreement. The existence of this Agreement shall not commit or obligate Rockside or Royal Bank to make loans or extend credit to the Grantors.

3. APPLICATION. The agreements as to the relative priorities of and rights under the Royal Bank Claims and the Royal Bank Financing Documents shall apply in all events and circumstances regardless of:

     (a) the timing of the execution, delivery, attachment, perfection, registration, filing, crystallization, realization or enforcement of the Royal Bank Claims and the


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
          Royal Bank Financing Documents or the Rockside Claims and the Rockside Financing Documents, or any part thereof, or the filing of any financing statement relating thereto;

     (b) the time that the indebtedness and liabilities secured by the Royal Bank Claims or the Rockside Claims is incurred or becomes due (whether as stated maturity or otherwise) or the date of any advance or advances comprising all or any part of such indebtedness and liabilities;

     (c) any priority granted by any principle of law or any statute, including, without limitation the Bank Act (Canada), the PPSA, the Land Title Act (British Columbia), the Property Law Act (British Columbia) and the Law and Equity Act (British Columbia);

     (d) the affixation or degree of affixation of any Collateral to any real property;

     (e) the time or order of the creation, granting or execution of the Royal Bank Financing Documents and the Rockside Financing Documents, or any of them, or the registration thereof of the filing of any financing statement or other instruments or documents with respect thereto;

     (f) the date of default or commencement of any proceedings under, or in respect of, any of the Royal Bank Financing Documents or the Royal Bank Claims, or any indebtedness or liability secured thereby or any of the Rockside Financing Documents or the Rockside Claims, or any indebtedness of liability secured thereby or the time that any order or judgment in respect thereof is made or entered or the time that any execution is obtained or registered in respect thereof or any other proceeding is commended or completed in respect thereof;

     (g) the giving of, or the failure to give, any Notice to North Point or the Grantors or to any other person or the time of the giving of any such notice;

     (h) any invalidity, irregularity or unenforceability, in whole or in part, of the Royal Bank Financing Documents or the Royal Bank Claims or any indebtedness or liability secured thereby or any limitation on the liability of the Grantors thereunder or in respect thereof; or

     (i) any other matter that may be relevant under applicable law or otherwise.

4. SECURITY INTEREST PRIORITIES. The following, as among Creditors, shall be the relative priority of the perfected security interests and liens of the Creditors in the Collateral:

     (a) Rockside shall have a first priority security interest in the Rockside Priority Collateral to the extent of the Rockside Claims and Royal Bank shall have a second priority security interest therein to the extent of the Royal Bank Claims subject to the Royal Bank's right to realize on its Royal Bank Priority Collateral before Rockside realizes on the Rockside Priority Collateral.

     (b) Royal Bank shall have a first priority security interest in the Royal Bank Priority Collateral to the extent of the Royal Bank Claims and Rockside shall have a second priority security interest therein to the extent of the Rockside Claims.

     For the purposes of the foregoing allocation of priorities, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditors and there are no other persons or entities that are intended to be benefited in any way by this Agreement.

5. DISTRIBUTION OF PROCEEDS OF COLLATERAL. During any Enforcement Period, all realizations upon Collateral shall be distributed in accordance with the following procedure:

     (a) All realizations upon Royal Bank Priority Collateral shall be applied to the Royal Bank Claims. After the Royal Bank Claims are paid or otherwise satisfied in full, any remaining realizations upon Royal Bank Priority Collateral shall be applied to the Rockside Claims until they are paid or otherwise satisfied in full.


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
     (b) After the Royal Bank Claims are paid or otherwise satisfied in full, any realizations upon Rockside Priority Collateral shall be applied to the Rockside Claims until they are paid or otherwise satisfied in full,

     (c) After all of the Claims have been paid or otherwise satisfied in full, the balance of realizations upon Collateral, if any, shall be paid to the Grantors or as otherwise required by applicable law.

6.   ENFORCEMENT ACTIONS. The Creditors agree that:

     (a) Rockside will not, during any Enforcement Period relating to the Rockside Priority Claims, take any Enforcement Action with respect to the Rockside Priority Collateral, without first obtaining the prior consent of Royal Bank.

     (b) Royal Bank may, at its option, during any Enforcement Period relating to the Royal Bank Claims, take any Enforcement Action it deems appropriate with respect to the Royal Bank Priority Collateral, without any requirement that it obtain the prior consent of Rockside.

     (c) Until the Royal Bank Claims have been paid or satisfied in full, Rockside shall not take any Enforcement Action against the Royal Bank Priority Collateral without first obtaining the prior written consent of Royal Bank.

     (d) Until Rockside Claims have been paid or satisfied in full, Royal Bank shall not take any Enforcement Action against Rockside Priority Collateral without first obtaining the prior written consent of Rockside unless Rockside has not commenced Enforcement Action against the Rockside Priority Collateral within a reasonable time after it becomes entitled to take Enforcement Action.

     (e) An event of default under the Rockside Financing Documents shall constitute an event of default under the Royal Bank Financing Documents and an event of default under the Royal Bank Financing Documents shall constitute an event of default under the Rockside Financing Documents.

7. WAIVER OF RIGHT TO REQUIRE MARSHALING. Each Creditor hereby expressly waives any right that it otherwise might have to require the other Creditor to marshal assets or to resort to Collateral in any particular order or manner, whether provided for by common law or statute; provided that this Section shall not override any specific provision of this Agreement. No Creditor shall be required to enforce any guaranty or any security interest given by any person or entity other than the Grantors as a condition precedent or concurrent to the taking of any Enforcement Action.

8. EXERCISE OF REMEDIES. Subject only to any express provision of this Agreement that requires a Creditor to take or refrain from taking an action, each Creditor may exercise its good faith discretion with respect to exercising or refraining from exercising any of its rights and remedies or taking any Enforcement Action.

9.   NO CONTEST OF SECURITY. Neither of the Creditors will:

     (a) assert in any action, suit or proceeding whatsoever the invalidity, unenforceability or ineffectiveness of this Agreement or any of the security held by the other Creditor Party; or

     (b) participate in or co-operate with any other party to pursue any such action, suit or proceeding,

     it being understood and agreed that, regardless of the validity, effectiveness or enforceability of any of the security, as between Royal Bank and Rockside, the Rockside Claims and the Royal Bank Claims shall rank in accordance with the priority provisions contemplated in section 4 above.

10. NOTICES. In the event that any Creditor shall be required by the PPSA or any other applicable law to give any notice to the other Creditor, such notice shall be given in accordance with Section 24 hereof and 5 days' notice shall be conclusively deemed to be commercially reasonable.

11. INDEPENDENT CREDIT INVESTIGATIONS. No Creditor nor any of its directors, officers, agents or employees shall be responsible to the other Creditor or to any other person or entity for


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     the Grantors' solvency, creditworthiness, financial condition or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations or warranties of the Grantors, oral or written, or for the validity, sufficiency, enforceability or perfection of the Claims or the Financing Documents, or any security interests or liens granted by the Grantors to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and makes no warranty or representation to the other Creditor, nor does it rely upon any representation of the other Creditor with respect to matters identified or referred to in this Section. Neither Creditor shall have any responsibility to the other Creditor for monitoring or assuring compliance by the Grantors with any of the Grantors' covenants or representations made to either Creditor. Without limiting the generality of the foregoing, either Creditor may perform in accordance with the terms of its Financing Documents (subject to this Agreement) without regard to whether the Grantors' performance in accordance with the terms thereof might or would constitute or result in a breach of covenants or representations under the other Creditor's Financing Documents, and under no circumstances shall any Creditor be liable to the other for inducing a breach or violation of the other's Financing Documents by virtue of performing in accordance with the terms of its own Financing Documents (subject to this Agreement).

12. NONAVOIDABILITY AND PERFECTION OF LIENS. The subordinations and relative priorities set forth in this Agreement are expressly conditioned upon the non-avoidability and perfection of the security interest to which another security interest is subordinated. If the security interest to which another security interest is subordinated is not perfected or is voidable for any reason, then the subordination provided for herein shall not be effective to the extent of such nonperfection or avoidability.

13. PERFECTION OF POSSESSORY SECURITY INTERESTS. For the limited purpose of perfecting the security interests of the Creditors in those types or items of Collateral in which a security interest may be perfected by possession, each Creditor hereby appoints the other as its agent for the limited purpose of possessing on its behalf any such Collateral that may come into the possession of such other Creditor from time to time, and each Creditor agrees to act as the other's agent for such limited purpose of perfecting the other's


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     security interest by possession through an agent; provided that neither
     Creditor shall incur any liability to the other Creditor by virtue of acting as the other's agent hereunder, and either Creditor may relinquish possession of Collateral in its possession without the consent of the other Creditor, and without incurring liability to the other Creditor, unless there is an express written agreement to the contrary in effect between the Creditors.

14. AMENDMENTS, MODIFICATIONS AND INCREASES. Each Creditor may enter into amendments, extensions, renewals, replacements, restatements or modifications of its Financing Documents with the Grantors, or may increase or decrease the credit facilities made available by it to the Grantors, without in any way affecting the rights and obligations of the Creditors under this Agreement. Should either or both Creditors cease extending further credit to the Grantors, this Agreement nevertheless shall continue in effect as to the outstanding Claims of each Creditor until this Agreement is terminated as set forth in Section 13 hereof

15. TERMINATION. This Agreement is a continuing agreement, and, unless both Creditors have specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until the earlier of (a) such time as the Rockside Claims are paid or otherwise satisfied in full, Rockside has no further commitment to extend credit facilities to the Grantors, and Rockside has released or terminated its security interest in the Rockside Collateral, or (b) such time as the Royal Bank Claims are paid or otherwise satisfied in full, Royal Bank has no further commitment to extend credit facilities to the Grantors, and Royal Bank has released or terminated its security interest in the Collateral.

16. ACCOUNTINGS. Each Creditor agrees, upon the occurrence of any Enforcement Action, to provide the other Creditor upon reasonable request periodic accountings of the amount of such Creditor's Claims, giving effect to any applications of realizations upon Collateral.

17. EFFECT OF BANKRUPTCY. This Agreement shall be and remain enforceable notwithstanding any bankruptcy or other insolvency proceeding by or against the Grantors.


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18.  EFFECT OF DISPOSITIONS OF COLLATERAL ON OTHER SECURITY INTERESTS. To the
     extent reasonably requested by either Creditor, the other Creditor will cooperate in providing any necessary or appropriate releases to permit a collection, sale or other disposition of Collateral by the Creditor holding the first priority security interest therein pursuant to Section 4 of this Agreement free and clear of the other Creditor's second priority security interest security interest.

19. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement unless otherwise specified.

20. MODIFICATIONS IN WRITING. No amendment, modification, supplement, termination, consent, or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the Creditors. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

21. WAIVERS; FAILURE OR DELAY. No failure or delay on the part of either Creditor in the exercise of any power, right, remedy, or privilege under this Agreement shall impair such power, right, remedy, or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, or privilege preclude any other or further exercise of any other power, right, or privilege. The waiver of any such right, power, remedy, or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of British Columbia, excluding its conflict of laws rules.


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
23. CONSENT TO JURISDICTION. Each party hereto irrevocably submits to the nonexclusive jurisdiction of British Columbia, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Agreement, hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 23 shall impair the right of any party to bring any action or proceeding hereunder in the courts of any other jurisdiction.

24. NOTICES AND COMMUNICATIONS. All notices and other communications provided for in this Agreement shall be in writing or (unless otherwise specified) and shall be mailed (with first class postage prepaid) or sent or delivered to each party by facsimile or courier service at the address or facsimile number set forth below, or at such other address as shall be designated by such party in a written notice to the other parties.

     If to Rockside:     Rockside, N.A.
                         524 North Avenue, Suite 203
                         New Rochelle, NY 10801-3410
                         Attn: President
                         Facsimile: (914) 632-5502

     If to Royal Bank:   Royal Bank of Canada
                         South Tower
                         Royal Bank Plaza
                         200 Bay Street
                         Toronto, Ontario M5J 2W7
                         Attn: Pine Valley Account Manager
                         Facsimile: (416) 842-4023

     Except as otherwise specified all notices sent by mail, if duly given, shall be effective 3 business days after deposit into the mails, all notices sent by a nationally recognized courier service, if duly given, shall be effective one business day after delivery to such


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
     courier service, and all other notices and communications if duly given or made shall be effective upon receipt.

25. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

27. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is illegal, invalid, prohibited, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

28. COMPLETE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement. This Agreement shall not be modified except in a writing signed by the party to be charged, and may not be modified by conduct or oral agreements.

29. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the successors and assigns of each Creditor. Each Creditor agrees to maintain a copy of this Agreement together with its copies of the Financing Documents relating to its Claims. Each Creditor expressly reserves its right to transfer or assign its Claims, in whole or in part, together with its rights hereunder; provided that, prior to transferring or assigning any interest in its Claims to any person or entity, each Creditor shall disclose to such person or entity the existence and contents of this Agreement, shall provide to such


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
     person or entity a complete and legible copy hereof, and shall advise such person or entity that such Creditor's security interest in the Collateral is subject to the terms hereof.

30. FEES AND DISBURSEMENTS. In the event of any dispute concerning the meaning or interpretation of this Agreement that results in litigation, or in the event of any litigation by a party to enforce the provisions hereof, the prevailing party shall be entitled to recover from the nonprevailing party its reasonable solicitor's fees and disbursements, and any actual court costs incurred.

31. RELEASE OF COLLATERAL. The Creditors agree that either Creditor may release or refrain from enforcing its security interest in any Collateral, or permit the use or consumption of such Collateral by the Grantors free of such Creditor's security interest, without incurring any liability to the other Creditor.

32. REALIZATION OF SECURITY BY CREDITORS. Rockside and the Royal Bank shall use reasonable efforts to co-operate in the realization of the Rockside Financing Documents and the Royal Bank Financing Documents. Rockside acknowledges:

     (a) the paramountcy of the Royal Bank's rights to collect and realize on the Royal Bank Priority Collateral;

     (b) that the Royal Bank has the right to use the Rockside Priority Collateral in whatever way the Royal Bank deems necessary to enable the Royal Bank to most efficiently liquidate the Royal Bank Priority Collateral for such collection and realization; and

     (c) and agrees that Rockside will not jeopardize, impair or interfere with such collection and realization.


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
     IN WITNESS WHEREOF, the Creditors have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

     ROYAL BANK:                        ROYAL BANK OF CANADA, a Canadian
                                        chartered bank


                                        By /s/ T. Vanderlaan
                                           -------------------------------------
                                        Its Senior Manager, Underwriting


                                        By
                                           -------------------------------------
                                        Its Senior Manager, Portfolio


     THE ROCKSIDE FOUNDATION:           THE ROCKSIDE FOUNDATION, N.A.,
                                        an Ohio non-profit corporation


                                        By /s/ Michael A. Coan
                                           -------------------------------------
                                        Its Secretary

                                CONSENT OF DEBTOR

     The undersigned ("the Grantors"), hereby acknowledge receipt of a copy of the foregoing Intercreditor Agreement (the "Intercreditor Agreement"; all capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Intercreditor Agreement) and consents to the terms thereof. The Grantors acknowledge and agree that any payments or other amounts received by a Creditor which are required to be turned over or otherwise remitted by such Creditor to the other Creditor pursuant to the terms of the Intercreditor Agreement shall not be deemed to be payments on the Claims of the Creditor who is required to turn over or otherwise remit such payments or other amounts to the other Creditor.

     Executed this 16 day of September, 2005.

     PINE VALLEY MINING:                PINE VALLEY MINING CORPORATION,
     CORPORATION                        a British Columbia corporation


                                        By /s/ Martin Rip
                                           -------------------------------------
                                        Its VP Finance and CFO


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------


     FALLS MOUNTAIN COAL INC.:          FALLS MOUNTAIN COAL INC.,
                                        a British Columbia corporation


                                        By /s/ Martin Rip
                                           -------------------------------------
                                        Its Secretary

                                        By
                                          --------------------------------------
                                        Its
                                           -------------------------------------


     PINE VALLEY COAL LTD.:             PINE VALLEY COAL LTD.,
                                        an Alberta corporation


                                        By /s/ Martin Rip
                                           -------------------------------------
                                        Its Authorized Officer


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------


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